Exhibit 10(d)

                    Form of Notice and Acceptance of Grant of
             Nonqualified Stock Options, with variable option price.

                                     [DATE]

[NAME]
[ADDRESS]

     Re:  Notice and Acceptance of
          Grant of Nonqualified Stock Options
          -----------------------------------

Dear [NAME]:

     The Compensation Committee of the Board of Directors (the "Committee") of Cleco Corporation (the "Company") appointed to administer the Cleco Corporation 2000 Long-Term Incentive Compensation Plan (the "Plan") has granted to you options to purchase shares of the Company's $2.00 par value voting common stock (the "Common Stock"). This letter is intended to provide you with notice of the terms and conditions applicable to your grant. By execution below, you acknowledge and agree to be bound by the terms and conditions described herein and the provisions of the Plan. Unless defined below, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

     1. GRANT. Effective as of April 28, 2000 (the "Effective Date"), the Committee hereby grants to you nonstatutory (or nonqualified) options to purchase [NUMBER] shares of Common Stock. The fair market value of Common Stock on the Effective Date is $34.63 (determined in accordance with the terms of the Plan.)

     2. VESTING; OPTION PRICE. No portion of the options shall vest during the three-year period beginning on the Effective Date and ending as of April 27, 2003; thereafter, the options shall vest and the exercise prices shall be as follows:

------------------------------------------------------------------------
        VESTING               AMOUNT FIRST             EXERCISE
          DATE                EXERCISABLE                PRICE
------------------------------------------------------------------------
     April 28, 2003              1/3rd                  $41.24
------------------------------------------------------------------------
     April 28, 2004              1/3rd                  $43.72
------------------------------------------------------------------------
     April 28, 2005              1/3rd                  $46.34
------------------------------------------------------------------------

To the extent all or any portion of an installment is not exercised, such portion shall cumulate and be exercisable, in whole or in part, in any subsequent period.

     Subject to the limitations on the time of exercise set forth in paragraph 3 hereof, if your employment with Cleco Utility Group Inc., Cleco Corporation or a subsidiary or other entity related to Cleco Utility Group Inc. (collectively called the "Company") is terminated on account of your death, disability or normal, early or late retirement under the Cleco Corporation Pension Plan (or any successor thereto), you shall be deemed vested in the installment of options that is otherwise scheduled to vest immediately following the date on which your death, disability or retirement occurs.

     3. TIME OF EXERCISE. The options granted hereunder shall generally be exercisable when vested in accordance with paragraph 2 hereof and shall expire 10 years from the Effective Date. If your employment with the Company and/or its Affiliates is terminated prior to the expiration of the options granted hereunder, other than on account of "Cause" (as defined below), then notwithstanding the foregoing, the following special rules shall govern the time at which such options shall be exercisable:

     a. If your employment with the Company and/or its Affiliates is terminated on account of your death, your legal representative shall be entitled to exercise the vested options granted hereunder during the one-year period following the Vesting Date (determined in accordance with paragraph 2 hereof) that immediately follows the date of your death.

     b. If your employment with the Company and/or its Affiliates is terminated on account of your disability or normal, early or late retirement under the Cleco Corporation Pension Plan (or any successor thereto), you shall be entitled to exercise the vested options granted hereunder during the three-year period following the Vesting Date (determined in accordance with paragraph 2 hereof) that immediately follows the date of your disability or retirement.

     c. If your employment with the Company and/or its Affiliates is terminated for any reason other than your death, disability or retirement (as described above), you shall be entitled to exercise the vested options granted hereunder at any time within 30 days following your termination of employment.

     If the options granted hereunder are not exercised in accordance with subparagraphs a, b or c of this paragraph 3, such options shall be deemed canceled and expired, without requirement of further notice.

     If your employment with the Company and/or its Affiliates is terminated for Cause, then notwithstanding any provision of this agreement or the Plan to the contrary, the options granted hereunder shall be canceled and forfeited as of the date of such termination, without the requirement of further notice. For this purpose, the term "Cause" generally means that you commit an intentional act of fraud, embezzlement or theft during your employment, you engage in intentional misconduct that is materially injurious to the Company (or an Affiliate), you wrongfully disclose confidential information, you intentionally damage the property of the Company or you intentionally refuse to perform your material job duties. The Committee (or its designee) determines whether any termination is on account of Cause.

     4. CHANGE IN CONTROL. Notwithstanding any provision of the Plan or this agreement to the contrary, upon the occurrence of a Change in Control, the options granted hereunder shall vest, be immediately exercisable, and shall remain exercisable during the six-month period following such change (but in no event more than 10 years from the Effective Date). If your employment with the Company is subject to a severance agreement, employment agreement or similar arrangement defining the term "Change in Control," the definition contained in such document shall govern; otherwise the term "Change in Control" shall be determined in accordance with the terms of the Plan.

     Unless you are or become a party to a separate written agreement with the Company that provides to the contrary, no portion of the payments you receive from the Company or an Affiliate on account of a Change in Control, including the acceleration of the options provided under this paragraph 4, can be characterized as an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended. If an excess parachute payment is otherwise payable to you on account of a Change in Control, you may be required to forfeit some or all of the options accelerated hereunder to comply with this limitation.

     5. BUSINESS TRANSACTION. If your employment with the Company or an Affiliate is involuntarily terminated on account of a Business Transaction and not on account of Cause (as defined above), the options granted hereunder shall vest, be immediately exercisable, and shall remain exercisable during the six-month period following such transaction (but in no event more than 10 years from the Effective Date). For this purpose, the term "Business Transaction" is defined in the Plan as the sale, lease or other disposition of all or a substantial portion of the assets of an Affiliate or the sale or other disposition of all or substantially all of the issued and outstanding stock or other equity interests of an Affiliate. The Committee determines whether any sale, lease or disposition is a Business Transaction.

     6. METHOD OF EXERCISE. The options granted hereunder, to the extent exercisable, shall be exercised, in whole or in part, by providing written notice to the Committee, which notice shall designate the number of shares of Common Stock to be purchased and shall be accompanied by the full purchase price for the shares. The purchase price for shares may be paid in cash or cash equivalents or by delivery to the Committee shares of Common Stock to be credited (in whole or in part) against such price (valued at fair market value on the date the option is exercised). A form of notice acceptable to the Committee is attached as Exhibit A hereto.

     Delivery of certificates representing shares of Common Stock shall be made by the Company promptly after receipt of notice of exercise and payment in full; provided, however, that the Company's obligation to deliver certificates may be postponed, in the sole discretion of the Committee or the Company, for any period necessary to list, register or otherwise qualify the shares under applicable Federal or state securities laws.

     7. TAXES. The options granted herein are nonqualified or nonstatutory options. As such, you acknowledge that taxes are due on the exercise of the options described herein, and you agree that the Company and its Affiliates shall have the right to collect, as a condition of the delivery of shares of Common Stock hereunder, any taxes required by law to be withheld.

     You may elect to have Common Stock otherwise issuable to you on the exercise of the options withheld for the payment of Federal and state income and employment taxes due by notifying the Committee, in writing, at the time of exercise. Such income tax withholding shall be made at a rate not in excess of the highest rate applicable to supplemental wage payments under Section 3402 of the Internal Revenue Code of 1986, as amended. Common stock withheld shall be valued at fair market value, determined as of the date of exercise. A withholding election form for this purpose is attached as Exhibit B hereto. Once delivered to the Committee, an election shall be irrevocable.

     8. NO ASSIGNMENT. This grant shall not be subject in any manner to sale, transfer, pledge, assignment or other encumbrance or disposition, whether by operation of law or otherwise and whether voluntarily or involuntarily, except by will or the laws of descent and distribution.

     9. ADDITIONAL REQUIREMENTS. You acknowledge that Common Stock acquired hereunder may bear such legends as the Committee or the Company deems appropriate to comply with applicable Federal or state securities laws or under the terms of the Plan. In connection therewith and prior to the issuance of such shares, you may be required to deliver to the Company such other documents as may be reasonably required to ensure compliance with applicable Federal or state securities laws.

     10. EMPLOYMENT RIGHTS. Neither this agreement, the grant of the options hereunder, nor the exercise of such options shall be deemed to confer upon you any right to continue in the employ of the Company or interfere, in any manner, with the right of the Company to terminate your employment, whether with or without cause, in its sole discretion.

     11. AMENDMENT. The terms and conditions set forth herein may be amended by the written consent of the parties hereto.

     12. PLAN AND AVAILABLE INFORMATION. The options granted hereunder shall be subject to such additional terms and conditions as may be imposed under the terms of the Plan. Once the Plan is registered with the Securities and Exchange Commission, a Prospectus containing additional information about the Plan and its administration will be sent to you. If you need an additional copy or if you want to review the Plan, contact [NAME]

                                Very truly yours,

                                CLECO CORPORATION

                          ACKNOWLEDGMENT AND AGREEMENT

     I acknowledge that the options to acquire shares of Common Stock granted hereunder shall be subject to such additional terms and conditions as may be imposed under the terms of the Plan, in addition to the terms and conditions of this agreement. By execution of this agreement, I acknowledge that I have been given an opportunity to review the Plan and understand that I will receive a copy of the Prospectus once the Plan is registered with the Securities and Exchange Commission. I further acknowledge that no member of the Committee shall be liable for any action or determination taken in good faith with respect to the Plan or any grant or award hereunder.


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Social Security Number                        [NAME]
                                              Date: